UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

Amendment No. 7

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VICTORIA LAKE, INC.

(Exact Name of the Registrant as Specified in its Charter)

Oklahoma	86-3939374
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3625 Cove Point Dr., Salt Lake City, Utah 84109

  (Address of Principal Executive Offices and Zip Code)

801-209-0740

(Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.00001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	X	Smaller reporting company	X

		Emerging growth company	X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

ITEM 1: DESCRIPTION OF BUSINESS

Our Company

Victoria Lake, Inc., an Oklahoma corporation, (“Lake Victoria”, “we", "us", “our”, or “Company”) is a publicly quoted shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management's best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of our lack of resources and our inability to provide a prospective business opportunity with significant capital.

Reports to Security Holders

Upon effectiveness of this Registration Statement, we will be subject to the reporting requirements of Section 12(g) of the Exchange Act, and as such, we intend to file all required disclosures.

You may read and copy any materials we file with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Jumpstart Our Business Startups Act

We qualify as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we did not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of May 31, 2021, our last fiscal quarter.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable to generally reporting companies. These provisions include:

-	A requirement to have only two years of audited financial statement and only two years of related Management Discussion and Analysis Disclosures:

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

We have already taken advantage of these reduced reporting burdens in this registration statement, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.

Our History

Our predecessor issuer was incorporated on March 14, 2007 as Lake Victoria Mining Company, Inc., and continued under that name until April 5, 2021.

Reorganization Activities:

Domiciliary Merger: On April 5, 2021, the predecessor issuer, Lake Victoria Mining Company, Inc. of Nevada, completed a domiciliary merger into Redo Development, Inc. of Oklahoma, with the Oklahoma company being the survivor under the name Lake Victoria Mining Company, Inc., pursuant to a concurrent name change.

Holding Company Parent/Subsidiary Formation: On May 7, 2021, Victoria Lake, Inc. an Oklahoma Corporation became the parent/successor issuer pursuant to Section 1081(g) of the Oklahoma General Corporation Act under an executed agreement titled “Agreement and Plan of Reorganization” (“Parent Subsidiary Formation”) which was executed by Lake Victoria Mining Company, Inc. (OK), Victoria Lake, Inc. (OK), and Lake Express, Inc. (OK). Under the terms of the Agreement, Lake Victoria Mining Company, Inc. (OK) merged into Lake Express, Inc. (OK) and Lake Victoria Mining Company, Inc. (OK). ceased to exist, wherein Lake Express, Inc. (OK) became the survivor and successor under Section 1088 of the Oklahoma Act, having acquired all of Lake Victoria Mining Company, Inc.’s (OK) assets, rights financial statements, obligations, and liabilities as the constituent or resulting corporation. Victoria Lake, Inc. (OK) became the parent and the holding company of Lake Express, Inc. (OK) under the Parent Subsidiary Formation which was in compliance with Section 1081(g) of the Oklahoma General Corporation Act.

Upon consummation of the Parent Subsidiary Formation, each issued and outstanding equity of the former Lake Victoria Mining Company, Inc. (OK) was transmuted into and represented the identical equity structure of Lake Victoria Mining Company, Inc. (NV) that existed prior to the domiciliary change and immediately prior to the Reorganization (on a share-for-share basis) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions. Upon consummation of the Agreement, Victoria Lake, Inc. (OK), was the issuer since the former Lake Victoria Mining Company, Inc. (OK) equity structure was transmuted pursuant to Section

1081(g) as the current issued and outstanding equities of Victoria Lake, Inc. (OK). The subsidiary, Lake Express, Inc. was divested on May 7, 2021 and therefore is no longer consolidated into Victoria Lake, Inc. The shareholders of the Company became the shareholders of Lake Victoria Mining Company, Inc. (NV).

As a result of this reorganization, the resulting reorganized Company name became Victoria Lake, Inc. (“Victoria Lake.”, “Company,”, “we,”, or “us”).

The Company’s new fiscal year ending is May 31.

Revenue

We have no revenues for the year ended May 31, 2021, or through the date of this filing. We do not anticipate recognizing any revenues in the quarter ending August 31, 2021. All prior operations were in the now divested subsidiary Lake Express, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10-12g contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, "may", "will", "expect", "intend", "project", "estimate", "anticipate", "believe" or "continue" or the negative thereof or similar terminology. They include statements regarding our

☐	financial position,

☐	business plans,

☐	budgets,

☐	amount, nature and timing of capital expenditures,

☐	cash flow and anticipated liquidity,

☐	future operations of unknown nature costs,

☐	acquisition and development of other technology,

☐	future demand for any products and services acquired,

☐	operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" and include:

☐	general economic conditions,

☐	our cost of operations,

☐	our ability to generate sufficient cash flows to operate,

☐	availability of capital,

☐	the strength and financial resources of our competitors,

☐	our ability to find and retain skilled personnel, and

☐	the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf.

We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

General Business Plan

Our business plan is to seek a merger has many uncertainties which pose risks to investors.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms which desire to seek the advantages of an issuer who has complied with the Securities Act of 1934 (the “1934 Act”). We will not restrict our search to any specific business, industry or geographical location, and we may participate in business ventures of virtually any nature. This discussion of our proposed business is purposefully general and is not meant to be restrictive of our unlimited discretion to search for and enter into potential business opportunities. We anticipate that we may be able to participate in only one potential business venture because of our lack of financial resources. We may seek a business opportunity with entities which have recently commenced operations, or that desire to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. All of these activities have risk to investors including dilution and management.

We expect that the selection of a business opportunity will be complex. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all stockholders and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. We have, and will continue to have, essentially no assets to provide the owners of business opportunities. However, we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in an issuer who has complied with the 1934 Act without incurring the cost and time required to conduct an initial public offering.

The analysis of new business opportunities will be undertaken by, or under the supervision of, our Board of Directors. We intend to concentrate on identifying preliminary prospective business opportunities which may be brought to our attention through present associations of our director, professional advisors or by our stockholders. In analyzing prospective business opportunities, we will consider such matters as (i) available technical, financial and managerial resources; (ii) working capital and other financial requirements; (iii) history of operations, if any, and prospects for the future; (iv) nature of present and expected competition; (v) quality, experience and depth of management services; (vi) potential for further research, development or exploration; (vii) specific risk factors not now foreseeable but that may be anticipated to impact the proposed activities of the company; (viii) potential for growth or expansion; (ix) potential for profit; (x) public recognition and acceptance of products, services or trades; (xi) name identification; and (xii) other factors that we consider relevant. As part of our investigation of the business opportunity, we expect to meet personally with management and key personnel. To the extent possible, we intend to utilize written reports and personal investigation to evaluate the above factors.

We will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

Acquisition Interest

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another company or entity. We may also acquire stock or assets of an existing business. Upon consummation of a transaction, it is probable that our present management and stockholders will no longer be in control of us. In addition, our sole director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our stockholders, or sell his stock in us. Any such sale will only be made in compliance with the securities laws of the United States and any applicable state.

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under application federal and state securities laws. In some circumstances, as a negotiated element of the transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, it will be undertaken by the surviving entity after it has successfully consummated a merger or acquisition and is no longer considered an inactive company.

The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the value of our securities in the future. There is no assurance that such a trading market will develop.

While the actual terms of a transaction cannot be predicted, it is expected that the parties to any business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the business transaction in a so-called “tax-free” reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the “Code”). In order to obtain tax-free treatment under the Code, it may be necessary for the owner of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our stockholders would retain less than 20% of the issued and outstanding shares of the surviving entity. This would result in significant dilution in the equity of our stockholders.

As part of our investigation, we expect to meet personally with management and key personnel, visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of both parties, and the management of the opportunity.

With respect to any merger or acquisition, and depending upon, among other things, the target company’s assets and liabilities, our stockholders will in all likelihood hold a substantially lesser percentage ownership interest in us following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a target company with assets and expectations of growth. Any merger or acquisition can be expected to have a significant dilutive effect on the percentage of shares held by our stockholders.

We will participate in a business opportunity only after the negotiation and execution of appropriate written business agreements. Although the terms of such agreements cannot be predicted, generally we anticipate that such agreements will (i) require specific representations and warranties by all of the parties; (ii) specify certain events of default; (iii) detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing; (iv) outline the manner of bearing costs, including costs associated with the Company’s attorneys and accountants; (v) set forth remedies on defaults; and (vi) include miscellaneous other terms.

As stated above, we will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to ensure our compliance within the requirements of the 1934 Act, or if the audited financial statements provided do not conform to the representations made by that business to be acquired, the definitive closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the definitive closing documents will also contain a provision providing for reimbursement for our costs associated with the proposed transaction.

Competition

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Investment Company Act 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended, and the 1934 Act, we believe we will not be subject to regulation under the Investment Company Act of 1940 (the “1940 Act”) insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the 1940 Act. In such event, we would be required to register as an investment company and incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the 1940 Act and, consequently, any violation of the 1940 Act would subject us to material adverse consequences. We believe that, currently, we are exempt under Regulation 3a-2 of the 1940 Act.

Intellectual Property

We own no intellectual property.

Employees

We presently have no full time executive, operational, or clerical staff.

Mr. G. Reed Petersen was appointed as President, Director, Secretary, and Treasurer of the Company on May 7, 2021. He is currently the sole officer and director of the Company.

Factors Effecting Future Performance

Rather than an operating business, our goal is to obtain debt and/or equity financing to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

The factors affecting our future performance are listed and explained below under the section “Risk Factors” below:

ITEM 1A: RISK FACTORS

We need to find financing for our business idea which is uncertain and risky.

Our plan of operation is to obtain debt or equity finance to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that any of the events can be successfully completed, that any such business will be identified or that any stockholder will realize any return on their shares after such a transaction has been completed. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

You should be aware that there are various risks associated with our business, including the risks discussed below. You should carefully consider these risk factors, as well as the other information contained in this Registration Statement, in evaluating our business and us.

Rather than our previous operating business, our business is now to seek to raise the debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed or that any stockholder will realize any return on their shares after the new business plan has been implemented.

RISKS RELATED TO OUR COMPANY

ALTHOUGH WE HAVE NOT INCURRED SIGNIFICANT LOSSES, WE ANTICIPATE FUTURE LOSSES

As of May 31, 2021, we had an accumulated deficit of $2,070 and a stockholders’ deficit of approximately $2,070.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet our limited operating expenses. We are insolvent in that we are unable to pay our debts in the ordinary course of business as they become due.

OUR EXISTING FINANCIAL RESOURCES ARE INSUFFICIENT TO MEET OUR ONGOING OPERATING EXPENSES

We have no sources of income at this time and no existing cash balances to meet our ongoing operating expenses. In the short term, unless we are able to raise additional debt and/or equity we shall be unable to meet our ongoing operating expenses. On a longer-term basis, we intend to raise the debt and/or equity to meet our ongoing operating expenses and merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that this series of events will be successfully completed.

WE INTEND TO PURSUE THE ACQUISITION OF AN OPERATING BUSINESS

Our sole strategy is to acquire an operating business. Successful implementation of this strategy depends on our ability to identify a suitable acquisition candidate, acquire such company on acceptable terms and integrate its operations. In pursuing acquisition opportunities, we compete with other companies with similar strategies. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of companies available for acquisition. Acquisitions involve a number of other risks, including risks of acquiring undisclosed or undesired liabilities, acquired in-process technology, stock compensation expense, diversion of management attention, potential disputes with the seller of one or more acquired entities and possible failure to retain key acquired personnel. Any acquired entity or assets may not perform relative to our expectations. Our ability to meet these challenges has not been established. Our proposed plan of operation is speculative.

SCARCITY OF, AND COMPETITION FOR, BUSINESS OPPORTUNITIES AND COMBINATIONS

We believe we are an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we have. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies. In view of our limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

WE HAVE NOT EXECUTED ANY FORMAL AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND HAVE ESTABLISHED NO STANDARDS FOR BUSINESS COMBINATIONS

We have not executed any formal arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. We have not identified any particular industry or specific business within an industry for evaluation. There is no assurance we will be able to negotiate a business combination on terms favorable, if at all. We have not established a specific length of operating history or specified level of earnings, assets, net worth, or other criteria which we will require a target business opportunity to have achieved, and without which we would not consider a business combination. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

WE MAY BE NEGATIVELY AFFECTED BY ADVERSE GENERAL ECONOMIC CONDITIONS

Current conditions in domestic and global economies are extremely uncertain. Adverse changes may occur as a result of softening global economies, wavering consumer confidence caused by the threat of terrorism and war, and other factors capable of affecting economic conditions. Such changes could have a material adverse effect on our business, financial condition, and results of operations.

BECAUSE OUR PRINCIPAL SHAREHOLDER CONTROLS OUR ACTIVITIES, THEY MAY CAUSE US TO ACT IN A MANNER THAT IS MOST BENEFICIAL TO THEMSELVES AND NOT TO OTHER SHAREHOLDERS WHICH COULD CAUSE US NOT TO TAKE ACTIONS THAT OUTSIDE INVESTORS MIGHT VIEW FAVORABLY

Our two principal shareholders have voting authority for 64%, with each respectively holding 32% of our outstanding preferred stock. As a result, they effectively control all matters requiring stockholder approval, including the election of directors, the approval of significant corporate transactions, such as mergers and related party transaction. These insiders also have the ability to delay or perhaps even block, by their ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of our company that you might view favorably.

OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between our sole director and us. Our sole Director has other business interests to which he devotes his attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. At this time, G. Reed Petersen has conflicts of interest with Entertainment Holdings, Inc., and Myson, Inc. of which he is director and president of both companies. There exist specific conflicts of interest between Mr. Petersen, the above companies, and our Company. Our Company and the above listed companies are held and controlled by Mr. Petersen as shell companies that will seek to acquire target operating businesses at a future date. At that time, Mr. Petersen will have to use his discretion and sound judgment in matching our Company with the right operating business and may weight the use of any corporate opportunity to choose one of the other companies as a more viable candidate. See "Directors and Executive Officers" (page 22 below), and "Conflicts of Interest." (page 23 below).

WE MAY DEPEND UPON OUTSIDE ADVISORS; WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

WE ARE NOT A REPORTING COMPANY AT THIS TIME, BUT WILL BECOME ONE DUE TO THE FILING OF THIS FORM 10-12G

Upon the successful filing of this Form 10-12G, we will be subject to the reporting requirements under the Securities and Exchange Act of 1934. As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We intend to provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants and intend to register under the Securities Exchange Act, Section12(g). There can be no assurance that we shall be able to file this Form 10–12G successfully or that we shall become a reporting company.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting, and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

WE HAVE A MATERIAL WEAKNESS IN OUR CONTROLS AND PROCEDURES

We have conducted an evaluation of our internal control over financial reporting based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations for the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of May 31, 2021 for the reasons discussed below:

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of May 31, 2021:

·

The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

·	Material Weakness – Inadequate segregation of duties.

The management of the Company believes that these material weaknesses will remain until such time that the Company has the resources to increase the number of personnel committed to the performance of its financial duties that such weaknesses can be specifically addressed. This will include, but not limited to, the following:

·	Hiring of additional personnel to adequately segregate financial reporting duties.

·	The retention of outside consultants to review our controls and procedures

RISKS RELATED TO OUR SECURITIES

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING BUSINESS COMBINATION AND DILUTION TO STOCKHOLDERS

Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in us issuing securities to stockholders of such private company. The issuance of previously authorized and unissued shares of our common stock would result in reduction in percentage of shares owned by present and prospective stockholders and may result in a change in control or management. In addition, any merger or acquisition can be expected to have a significant dilutive effect on the percentage of the shares held our stockholders.

THE REGULATION OF PENNY STOCKS BY SEC AND NASD MAY HAVE AN EFFECT ON THE TRADABILITY OF OUR SECURITIES.

Our securities are currently traded on the OTC Markets Group with a designation of Stop, and we are seeking to have them upgraded to Pink – Current Information. Our shares are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).

For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of shares to sell our securities in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The shares of our common stock may be thinly traded on the Pink Sheets, meaning that the number of persons interested in purchasing our shares of common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares of common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

We cannot give you any assurance that a broader or more active public trading market for our shares of common stock will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares of common stock at or near ask prices or at all if you need money or otherwise desire to liquidate your shares of common stock of our Company.

OTC MARKETS CURRENTLY DISPLAYS A STOP SIGN

OTC Markets Group designates certain securities as “Pink Limited Information” and places a Stop Sign icon next to the stock symbol to inform investors that there may be reason to exercise additional caution and perform thorough due diligence before making an investment decision in that security.

OTC Markets will continue to display Pink Limited Information on its securities OTC Markets pages until adequate current information is made available by the issuer pursuant to the Alternative Reporting Standard or by the SEC Reporting Standard, and until OTC Markets believes there is no longer a public interest concern. Investors are encouraged to use caution and due diligence in their investment decisions.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. We are a “shell company” as defined by the Securities Act, and therefore the resale provisions of Rule 144 are unavailable to our “restricted securities”.

THE PRICE OF OUR COMMON STOCK COULD BE HIGHLY VOLATILE

Our shares are currently listed on the OTC Markets. Due to this listing on the OTC Markets it is likely that our common stock will be subject to price volatility, low volumes of trades and large spreads in bid and ask prices quoted by market makers. Due to the low volume of shares traded on any trading day, persons buying or selling in relatively small quantities may easily influence prices of our common stock. This low volume of trades could also cause the price of our stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our common stock exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND STOCKHOLDERS MAY OCCUR UPON ISSUANCE OF ADDITIONAL SHARES.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control us, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current Shareholders.

IF THE REGISTRATION OF OUR COMMON STOCK IS REVOKED IN THE FUTURE, OUR BUSINESS OPPORTUNITIES WILL CEASE TO EXIST

In the event our securities registration was to be revoked, we would not have the ability to raise money through the issuance of shares and would lose the ability to continue the business plan set out in this filing. Common stock issued and outstanding at that time would no longer be tradable.

WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR COMMON STOCK

We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

WE MAY BE UNSUCCESSFUL IN FINDING A MERGER THAT CAN BE ACCOMPLISHED WITH POSITIVE LONG-TERM RESULTS

The business of selecting and entering into a merger is fraught with all kinds of issues. For instance, the business may need capital that is never achieved, the management is not capable of carrying the business forward successfully, the business plan is ill conceived, and not executed, or competitive factors cause business failure. There are many other factors in addition to these, as may have been discussed above in “Risk Factors” which could cause our Company to fail and the investor’s capital will be at risk.

LOSS OF SECURITIES REGISTRATION EXEMPTION

Although we believe the exemptions utilized in relation to the disclosure of recent unregistered sales included in Item 10 to be applicable under Securities and Exchange Commission interpretations, should these exemptions be determined to not apply, the Company may be subject to civil and criminal liability as provided in the Securities Act. Furthermore, any loss of exemption or determination of a lack of an applicable exemption to the unregistered sales of the Company’s securities may adversely affect the Company in relation to the issuance and the resale of stock. At such time, the Company may be required to registered said securities, and any such violation of the Act could subject the Company to material adverse consequences including, the loss of your investment, the loss of the Company’s ability to register any securities in the future, or the ability to comply with any reporting requirements.

ITEM 2: FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operations.

 Management’s Discussion and Analysis or Plan of Operation

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Form 10.

The Company is considered a start-up company with no assets and/or capital and no material operations or income. Ongoing expenses, including the costs associated with the preparation and filing of this registration statement, have been paid for by advances from a stockholder, which are evidenced on the Company’s financial statements as accounts payable-related parties. It is anticipated that the Company will require only nominal capital to maintain its corporate viability. Additional necessary funds will most likely be provided by the Company's officers and directors, although there is no agreement related to future funds and there is no assurance such funds will be available. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

PLAN OF OPERATION

Our plan of operations is to raise debt and/or equity to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There can be no assurance that we will successfully complete this series of transactions. In particular, there is no assurance that any such business will be located or that any stockholder will realize any return on their shares after such a transaction. Any merger or acquisition completed by us can be expected to have a significant dilutive effect on the percentage of shares held by our current stockholders.

Our intended budget for the next twelve months is as follows:

	Q1 three months ended August 31, 2021	Q2 three months ended November 30, 2021	Q3 three months ended February 28, 2022	Q4 three months ended May 31, 2022	Twelve Month Total

Accounting	$5,000	$5,000	$5,000	$5,000	$20,000
General and administrative	$3,000	$3,000	$3,000	$3,000	$12,000
Miscellaneous	$2,000	$2,000	$2,000	$2,000	$8,000

Total Operating Expenses	$10,000	$10,000	$10,000	$10,000	$40,000

At this time, we have no cash on hand, and we are dependent on advances from our principal shareholder or our directors and officers. There can be no guarantee that we will be able to obtain sufficient funding these sources.

As of the date of this Report we intend to engage in what we believe to be synergistic acquisitions or joint ventures with a company or companies that we believe will enhance our business plan. The Company will not restrict its search to any specific business, industry, or geographical location and it may participate in a business venture of virtually any kind or nature. One of the benefits to our being a reporting and publicly traded company is to allow us to utilize our securities as consideration for some or all of the purchase price of these potential acquisitions. There are no assurances we will be able to consummate any acquisitions using our securities as consideration, or at all.

There are numerous things that will need to occur in order to allow us to implement this aspect of our business plan and there are no assurances that any of these developments will occur, or if they do occur, that we will be successful in fully implementing our plan.

Management will seek out and evaluate businesses for acquisition. The integrity and reputation of any potential acquisition candidate will first be thoroughly reviewed to ensure it meets with management’s standards. Once targeted as a potential acquisition candidate, we will enter into negotiations with the potential candidate and commence due diligence evaluation, including its financial statements, cash flow, debt, location and other material aspects of the candidate’s business. If we are successful in our attempts to acquire a company or companies utilizing our securities as part or all of the consideration to be paid, our current shareholders will incur dilution.

In implementing a structure for a particular acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, asset purchase, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. Upon the consummation of a transaction, it is likely that our present management and shareholders will no longer be in control of our Company.

As part of our investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. The manner in which we participate in an acquisition will depend on the nature of the opportunity, the respective needs and desires of us and other parties, the management of the acquisition candidate and our relative negotiation strength.

We will participate in an acquisition only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

Depending upon the nature of the acquisition, including the financial condition of the acquisition company, as a reporting company under the Securities Exchange Act of 1934 (“34 Act “), it will be necessary for such acquisition candidate to provide independent audited financial statements. We will not acquire any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable, at the discretion of our present management. If such transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

As of the date of this Report we are not engaged in discussions with any concerning any potential merger or acquisition. We will not engage in any discussions concerning any merger or acquisition until a minimum of sixty (60) days has elapsed since the filing of this registration statement. There are no assurances that any material acquisition will occur in the future.

We believe there are certain perceived benefits to being a public company whose securities are publicly traded, including the following:

·	increased visibility in the financial community;

·	increased valuation;

·	greater ease in raising capital;

·	compensation of key employees through stock options for which there may be a market valuation; and

·	enhanced corporate image.

There are also certain perceived disadvantages to being a trading company including the following:

·	required publication of corporate information;

·	required filings of periodic and episodic reports with the Securities and Exchange Commission.

Business entities, if any, which may be interested in a combination with us may include the following:

·	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

·	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

·	a company which wishes to become public with less dilution of its securities than would occur upon an underwriting;

·	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

·	a foreign company which may wish an initial entry into the United States securities market;

·	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan;

·	a company seeking one or more of the other perceived benefits of becoming a public company.

A business combination with a private company will normally involve the transfer to the private company of the majority of the issued and outstanding common stock of the Company, and the substitution by the private company of its own management and board of directors.

The proposed business activities described herein classify us as a “shell company”. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations regarding the sales of securities of shell companies, as well as limitations on a shareholder’s ability to sell their “restricted” securities. Rule 144 is not available to a shareholder of a shell company unless and until the Company files a registration statement with the SEC that includes certain specific information about existing business operations of a registrant and thereafter must wait an additional one year to take advantage of that exemption from registration.

RESULTS OF OPERATIONS FOR THE PERIOD BEGINNING AT INCEPTION, THROUGH THE PERIOD ENDED MAY 31, 2021.

Revenue

We recognized no revenue during the year ended May 31, 2021. We had no business from which to generate revenues in the fiscal years 2021 and 2020.

Cost of Revenue

We recognized no cost of revenue during the year ended May 31, 2021.

Gross Profit / (Loss)

We recognized no gross profit / (loss) during the during the year ended May 31, 2021.

General and Administrative Expenses

During the year ended May 31, 2021, we incurred $625 in general, an increase of $625. During the year ended May 31, 2021, we incurred $0 in Oklahoma state filing fees compared to $0. During the year ended May 31, 2021, we incurred $625 in transfer agency fees. During the year ended May 31, 2021, we incurred $1,445 in professional fees, an increase of $1,445.

Operating Loss

During the year ended May 31, 2021, we incurred an operating loss of $2,070, an increase of $2,070 due to an increase in general, selling and administrative expenses as stated above.

Interest and Other Income / (Expenses) Net

During the year ended May 31, 2021, we recognized interest expense of $0.

Loss before Income Tax

During the year ended May 31, 2021, we incurred an operating loss of $2,070, due to the factors discussed above.

Provision for Income Tax

No provision for income taxes was recorded in either the year ended May 31, 2021, as we have incurred taxable losses during the periods.

Net Loss

During the year ended May 31, 2021, we incurred a net loss of $2,070, an increase of $2,070, due to the factors discussed above.

CASH FLOW

As of May 31, 2021, we did not have any assets, no operating business or other source of income and outstanding liabilities and a stockholders’ deficit of $2,070.

Consequently, we are now dependent on raising additional equity and/or debt to meet our ongoing operating expenses. There is no assurance that we will be able to raise the necessary equity and/or debt that we will need to fund our ongoing operating expenses.

It is our current intention to seek to raise debt and/or equity financing to meet ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

Future losses are likely to occur as, until we are able to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders as we have no sources of income to meet our operating expenses. As a result of these, among other factors, we received from our registered independent public accountants in their report for the financial statements for the period ended May 31, 2021, an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

Period Ended
May 31, 2021
Net Cash Used in Operating Activities	$(2,070)
Net Cash Provided (Used In) by Investing Activities	$0
Net Cash Provided by Financing Activities	$0
Net Movement in Cash and Cash Equivalents	$(2,070)

Operating Activities

During the period ended May 31, 2021, we used $2,070 in our operating activities.

Investing Activities

We neither generated nor used funds in investing activities during the period ended May 31, 2021.

Financing Activities

During the period ended May 31, 2021, we generated $0 cash from our financing activities.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan of seeking a combination with a private operating company. In addition, we are dependent upon our controlling shareholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Liquidity and Capital Resources

At May 31, 2021, we had cash of $0, no assets, no operating business or other source of income.

We are now focused raising debt and/or equity financing to meet ongoing operating expenses and attempting to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders. There is no assurance that this series of events will be satisfactorily completed.

CRITICAL ACCOUNTING POLICIES

All companies are required to include a discussion of critical accounting policies and estimates used in the preparation of their financial statements. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Note 2 to our Financial Statements on page F-7. These policies were selected because they represent the more significant accounting policies and methods that are broadly applied in the preparation of our financial statements. However, it should be noted that we intend to acquire a new operating business. The critical accounting policies and estimates for such new operations will, in all likelihood, be significantly different from our current policies and estimates.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future.

Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

Per SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors. As May 31, 2021, we have no off-balance sheet arrangements.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

Revenue Recognition

We recognize revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” (“ASC-605”). ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period that the related sales are recorded. We will defer any revenue for which the product or servicers has not been delivered or provided, or is subject to refund, until such time that we and the customer jointly determine that the product has been delivered or that no refund will be required.

Income Taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. We have incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the year ended May 31 2021.

Distinguishing Liabilities from Equity

We rely on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. We first determine whether a financial instrument should be classified as a liability. We will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that we must or may settle by issuing a variable number of its equity shares.

Once we determine that a financial instrument should not be classified as a liability, we determine whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). We will determine temporary equity classification if the redemption of the financial instrument is outside the control of our Company (i.e. at the option of the holder). Otherwise, we account for the financial instrument as permanent equity.

Initial Measurement

We record our financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement - Financial instruments classified as liabilities

We record the fair value of our financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of our financial instruments classified as liabilities are recorded as other expense/income.

Share-based Compensation

In accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity Based Payments to Non-Employees, we account for share-based payment using the fair value method. Common shares issued to third parties for non-cash consideration are valued based on the fair market value of the services provided or the fair market value of the common stock on the measurement date, whichever is readily determinable.

Recently Issued Accounting Pronouncements

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management conducted an evaluation, with the participation of our Chief Executive Officer, who is our principal executive officer and our principal financial and accounting officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) as of the end of the period covered by this registration statement on Form 10. Based on that evaluation, we concluded that because of the material weakness and significant deficiencies in our internal control over financial reporting described below, our disclosure controls and procedures were not sufficient as of May 31, 2021.

Management’s Annual Report on Internal Control over Financial Reporting

Management is responsible for the preparation of our financial statements and related information. Management uses its best judgment to ensure that the financial statements present accurately, in material respects, our financial position and results of operations in fairness and conformity with generally accepted accounting principles.

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate, and that the assumptions and opinions in the preparation of financial statements are reasonable. There are inherent limitations in the effectiveness of any system of internal controls, including the possibility of human error and overriding of controls. Consequently, an ineffective internal control system can only provide reasonable, not absolute, assurance with respect to reporting financial information.

Our internal control over financial reporting includes policies and procedures that: (i) pertain to maintaining records that, in reasonable detail, accurately and fairly reflect our transactions; (ii) provide reasonable assurance that transactions are recorded as necessary for preparation of our financial statements in accordance with generally accepted accounting principles and that the receipts and expenditures of company assets are made in accordance with our management’s and directors’ authorization; and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use, or disposition of assets that could have a material effect on our financial statements.

We conducted an evaluation of the effectiveness of our internal control over financial reporting, based on the framework in “Internal Control Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and published in 2013, and subsequent guidance prepared by COSO specifically for smaller public companies. Based on that evaluation, management concluded that our internal control over financial reporting was not sufficient as of the period ended May 31, 2021.

A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control. A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Management identified the following material weakness and significant deficiencies in its assessment of the effectiveness of internal control over financial reporting as of May 31, 2021:

·

The Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked personnel with accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

·	Material Weakness – Inadequate segregation of duties.

We expect to be materially dependent on a third party that can provide us with accounting consulting services for the foreseeable future. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures and internal control over financial reporting will not result in errors in our financial statements, which could lead to a restatement of those financial statements. Our management does not expect that our disclosure controls and procedures or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and maintained, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must account for resource constraints. In addition, the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, can and will be detected.

This registration statement on Form 10 does not include an attestation report from our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Commission that permit us to provide only management’s report in this registration statement on Form 10.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting during the period ended May 31, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 3: PROPERTIES

We do not own or lease any properties.

Since May 7, 2021 and through the date of this filing, our corporate offices have been located at 3625 Cove Point Dr. Salt Lake City, Utah 84109 and are provided to us by our sole officer and director at no cost to us.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of May 31, 2021 the class, number, and percentage of the outstanding shares of voting stock, which according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,

(ii)	each executive officer,

(iii)	all current directors and executive officers as a group, and

(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

OFFICERS AND DIRECTORS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class Outstanding (2)
Preferred Shares	G. Reed Petersen, (1) (2) President, Director, Secretary, and Treasure	1,500,026	50%

Preferred Shares	All Directors and Executive Officers as a Group (1 person)	1,500,026	50%

(1)	The address of each person listed above, unless otherwise indicated, is c/o Victoria Lake, Inc. 3625 Cove Point Dr., Salt Lake City, Utah 84109.
(2)

Mr. Petersen holds all of his shares of Series B Convertible Preferred Stock in the G. Reed Petersen Revocable Trust of which he is the trustee. Mr. Petersen is deemed to own the indicated number of shares of preferred stock by virtue of his indirect ownership of 1,500,026 shares of Series B Convertible Preferred Stock. Each share of the Series B Convertible Preferred Stock is convertible at any time into, and has the voting rights, of 100 shares of common stock equal to 32% of all voting stock.

GREATER THAN 5% STOCKHOLDERS

The following table sets forth the number and percentage of outstanding shares of Series B Convertible Preferred Stock and Common Stock, the only classes of shares outstanding, beneficially owned by (a) each Officer and Director; (b) all Officers and Directors as a group; and (c) all other persons who beneficially own more that 5% of each named class of securities. The percentage for Common Shares is based on the 167,304,067 outstanding shares of common stock. The percentage for Preferred Shares is based on the 3,000,051 outstanding shares of Preferred Shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (3)	Percent of Class Outstanding (2)
Common Shares (4)
	G. Reed Petersen Revocable Trust, Direct Owner (4)	150,002,600	47%

	Jeff Holmes, Direct Owner (3)	150,002,500	47%

	Directors and Officers as a group (5)	150,002,600	47%

Preferred Shares
	G. Reed Petersen Revocable Trust, Direct Owner (1) (2)	1,500,026	50%

	Jeff Holmes, Direct Owner (3)	1,500,025	50%

	Directors and Officers as a group (5)	1,500,026	50%

(1)	The address of each person listed above, unless otherwise indicated, is c/o Lake Victoria Mining Company 3625 Cove Point Dr., Salt Lake City, Utah 84109.
(2)

(1). Mr. Petersen holds all of his shares of Series B Convertible Preferred Stock in the R. Reed Petersen Revocable Trust of which he is the trustee. Mr. Petersen is deemed to own the indicated number of shares of preferred stock by virtue of his indirect ownership of 1,500,026 shares of Series B Convertible Preferred Stock. Each share of the Series B Convertible Preferred Stock is convertible at any time into, and has the voting rights, of 100 shares of common stock equal to 32% of all voting stock.

(3)

Mr. Holmes is deemed to own the indicated number of shares of preferred stock by virtue of his direct ownership of 1,500,025 shares of Series B Convertible Preferred Stock. Each share of the Series B Convertible Preferred Stock is convertible at any time into, and has the voting rights, of 100 shares of common stock equal to 32% of all voting stock. Mr. Holmes is not a director, advisor, or employee of the Company, but is an affiliate as defined in Rule 405 by virtue of his voting control of 32% the Company’s outstanding securities.

(4) Please note that at this time, no Series B Convertible Preferred Stock have been converted. The tabular listing of the above beneficial owners is listed in compliance with the Securities Exchange Act of 1934, as amended, to disclose those percentage of common stock that would be owned by those beneficial owners in the event said Series B Convertible Preferred Stock were converted upon the exercise of that right.

(5) Mr. Petersen is the sole Director of the Company indicated in “Directors and Officers as a group”

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

As of the date of this filing and since May 31, 2021, there have been no issuances of any class of stock, or any other security.

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names, ages, and positions with us for each of our directors and officers as May 31, 2021:

Name	Age	Position
G. Reed Petersen	76	President, Director, Secretary and Treasurer

G. Reed Petersen, President, Director, Secretary, and Treasurer

Mr. G Reed Petersen, our sole officer and director, was appointed as President, Director, Secretary, and Treasurer on May 7, 2021. He is the sole officer and director of our Company.

G. Reed Petersen, age 76, and a resident of the State of Nevada, has been a private investor since 1995. From January 2016 until November 29, 2016, Mr. Peterson was the controlling stockholder and sole executive officer and director of Allied Ventures Holding Corp., which at the time was inactive and deemed to be a public shell company. In connection with the change of control, Mr. Petersen sold all his shares to the new control group for approximately $75,000.00, and Allied changed its name to Longwen Group Corp. Mr. Petersen was the controlling stockholder and sole officer and director of Kreido Biofuels, Inc., which at the time was inactive and deemed to be a public shell company, from November 2017 to June 5, 2018, when he sold control of that company for $320,000. Mr. Petersen gained control of a small public company, whereafter he redomiciled the corporation to Nevada, and changed the name to Revival Inc. In June 2019, he was involved with the acquisition of a private company by Revival Inc. while he was President. Mr. Petersen retained his 660,001 shares of common stock in Revival but otherwise received no consideration for the change of control. After his resignation as president, that company, now Farmhouse Inc. completed an S-1 offering. Mr. Petersen is the promotor of our Company as defined in Item 401(g). Within the past ten years, Mr. Petersen has not been involved in any legal proceeding identified in Item 401(F) of Regulation S-K.

Mr. Petersen is currently the Director of Entertainment Holdings, Inc., an Oklahoma Company with a Form 10 undergoing current comments by the SEC. Mr. Petersen has been the sole director and majority shareholder holding 87% of Entertainment Holdings, Inc.’s outstanding common shares, since he acquired its predecessor issuer, XRX International Entertainment Holding Group, Inc. on May 5, 2021. Entertainment Holdings, Inc. is the successor issuer of XRX International Entertainment Holding Group, Inc. since the two companies executed and entered into a parent subsidiary formation on June 30, 2021 Mr. Petersen is currently the Director of Myson, Inc., an Oklahoma Company with a Form 10 undergoing current comments by the SEC. Mr. Petersen has been the sole director and majority shareholder holding 99% of Myson, Inc.’s outstanding shares, since he acquired its predecessor issuer Myson Group, Inc. on June 20, 2021. Myson, Inc. is the successor issuer of Myson Group, Inc. since the two companies executed and entered into a parent subsidiary formation on July 8, 2021.

CONFLICTS OF INTEREST - GENERAL

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and director of our business is engaged in business activities outside of our business, he devotes to our business such time as he believes to be necessary. At this time, G. Reed Petersen has conflicts of interest with Entertainment Holdings, Inc., and Myson, Inc. of which he is director and president of both companies. There exist specific conflicts of interest between Mr. Petersen, the above companies, and our Company. Our Company and the above listed companies are held and controlled by Mr. Petersen as shell companies that will seek to acquire target operating businesses at a future date. At that time, Mr. Petersen will have to use his discretion and sound judgment in matching our Company with the right operating business and may weight the use of any corporate opportunity to choose one of the other companies as a more viable candidate.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

COMMITTEES OF THE BOARD OF DIRECTORS

In the ordinary course of business, the board of directors maintains a compensation committee and an audit committee.

The primary function of the compensation committee is to review and make recommendations to the board of directors with respect to the compensation, including bonuses, of our officers and to administer the grants under our stock option plan.

The functions of the audit committee are to review the scope of the audit procedures employed by our independent auditors, to review with the independent auditors our accounting practices and policies and recommend to whom reports should be submitted, to review with the independent auditors their final audit reports, to review with our internal and independent auditors our overall accounting and financial controls, to be available to the independent auditors during the year for consultation, to approve the audit fee charged by the independent auditors, to report to the board of directors with respect to such matters and to recommend the selection of the independent auditors.

In the absence of a separate audit committee our board of directors’ functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditor’s independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

ITEM 6: EXECUTIVE COMPENSATION

As of the date of this filing, Mr. G. Reed Petersen was our sole director and officer.

Executive compensation during the period ended May 31, 2021 was as follows:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTIONS AWARDS ($)	NONQUALIFIED DEFERRED COMPENS- ATION ($)	ALL OTHER COMP ($)	TOTAL
G. Reed Petersen, President, Director, Secretary, & Treasurer	2021	$0	$0	$0	$0	$0	$0	$0

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As the Company’s office space needs are limited at the current time, G. Reed Petersen is currently providing space to the Company at no cost.

Stock Options

The Company has no stock option plan at this time.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor our sole officer, director or holder of five percent or more of our common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED VICTORIA LAKE, INC. MATTERS

Market Price and Stockholder Matters

The Company’s common stock is listed on the OTC Markets Pink tier under the ticker “LVCA”.  Currently, the Company has a “Stop” warning from OTC Markets and there is only a limited, sporadic, and volatile market for our stock on the OTC.

Last Reported Price

On July 9, 2021, the last reported bid price of our shares of common stock reported on the OTC Markets was $0.03 per share.

Record Holders

There were 218 holders of record as of May 31, 2021. In many instances, a registered stockholder is a broker or other entity holding shares in street name for one or more customers who beneficially own the shares.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock

Penny Stock Regulation Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

On February 10, 2021, G Reed Petersen entered into a Stock Purchase Agreement whereby he acquired 2,000 shares of Series L Preferred Stock of the Company for cash of $130,000.00, previously issued and held by the Yourist Law Corporation, having a voting right of 1,000,000 votes per share, constituting 92% of the total voting power of the Company. The shares were acquired in a private transaction under Section 4(a)(2) of the Securities Act of 1933, as amended, the transaction was believed to comply with the exemption provided by Section 4(a)(2) in that the offer and sale of the Series L Preferred Stock to Mr. Petersen did not involve any general advertising or solicitation and the shares, restricted from transfer, were only sold to one individual.

On March 3, 2021, Jeff Holmes, a business investor, and long-known business acquaintance of Mr. Petersen entered into a Stock Purchase Agreement with the G. Reed Petersen Revocable Trust whereby he acquired 1,000 shares of the 2000 Series L Preferred Stock of the Company held by the G. Reed Petersen Revocable Trust for cash of $68,000.00. These shares held a voting right of 1,000,000 votes per share, constituting 46% of the total voting power of the Company. The shares were acquired in a private transaction under Section 4(a)(2) of the Securities Act of 1933, as amended, the transaction was believed to comply with the exemption provided by Section 4(a)(2) in that the offer and sale of the Series L Preferred Stock to Mr. Holmes did not involve any general advertising or solicitation and the shares, restricted from transfer, were only sold to one individual. Mr. Holmes is not a director, advisor, or employee of the Company, but is an affiliate as defined in Rule 405 by virtue of his voting control of 32% the Company’s outstanding securities.

On May 19, 2021, the Company entered into a Stock Cancellation Agreement with the G. Reed Petersen Revocable Trust and Jeff Holmes for the cancellation of the 2,000 outstanding Series L Preferred Stock owned by the G. Reed Petersen Revocable Trust, and Jeff Holmes in exchange for 300,100,001 shares of common stock of the Company. Pursuant to a subsequent amendment to the cancellation of those 2,000 shares of Series L Preferred Stock, the Company, the G. Reed Petersen Revocable Trust, and Jeff Holmes agreed to exchange the never issued 300,000,001 shares of common stock under the Stock Cancellation Agreement for 3,000,051 shares of Series B Preferred Stock, and on the 23rd day of July, 2021, the 3,000,051 shares Series B Preferred Stock were issued to the G. Reed Petersen Revocable Trust and Jeff Holmes, in equal amounts which now together constitutes 64% of the total voting power of the Company, and retroactively represented the consideration received in the Stock Cancellation Agreement dated May 19, 2021. This transaction was exempt from registration pursuant to Securities Act Section 3(a)(9), made exclusively to the existing securities holders exchanging their shares, for which no additional consideration was paid.

The aforesaid Lake Victoria Mining Company, Inc. merged with and into Redo Development, Inc., an Oklahoma corporation on April 5, 2021, for the purpose of redomiciling under the statutory umbrella of the Oklahoma General Corporation Act, and concurrently changed the name of Redo Development, Inc. to Lake Victoria Mining Company, Inc. as permitted under Oklahoma law. Pursuant to the redomicile, each outstanding share of common stock and the 2,000 shares of Series L Preferred Stock of Lake Victoria Mining Company, Inc. (NV) was converted into a like number of shares of the Oklahoma corporation. The redomicile resulted in the same shareholder base as held by Lake Victoria Mining Company, Inc. prior to the domiciliary merger and did not change the nature of the shareholders’ investment. We believe this transaction was exempt from registration pursuant to Rule 145 of the Securities Act as a transaction not involving any “offer” or “sale” as defined in Section 2(3) of said Act, since it merely changed the issuer’s domicile from one state to another, the Oklahoma company (Redo Development, Inc.) assumed the name of Lake Victoria Mining Company, Inc., and there was no change in management, assets, or liabilities. Although we believe the above exemption applicable to this transaction, any loss or determination of said exemption, may adversely affect the company in relation to the issuance and the resale of stock (see Risk Factors pg. 13).

On May 7, 2021, Lake Victoria Mining Company, Inc. (OK). effected a holding company reorganization pursuant to Oklahoma General Corporation Law § 1081.G. Pursuant to that reorganization, Lake Victoria Mining Company, Inc. (OK) merged with and into Lake Express, Inc., an Oklahoma corporation, and the parent of Lake Express, Inc., Victoria Lake, Inc., an Oklahoma corporation (the “Company”) became the public company. In connection with the holding company reorganization, each holder of Lake Victoria Mining Company, Inc. (OK) common stock and Series L Preferred Stock were automatically converted into a like number of such shares of the Company. We believe this transaction was exempt from registration pursuant to Rule 145 of the Securities Act, and Section 2(3) of said Act, because, pursuant to Oklahoma General Corporation Law § 1081.G, the holding company reorganization did not require, and the issuer did not solicit, the approval of any public shareholders, and therefore, under Rule 145, did not constitute an “offer” or “sale” as defined in Securities Act Section 2(3).

ITEM 11: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The Company's authorized capital stock consists of 600,000,000 shares, of which 500,000,000 are common stock with a par value of $0.00001 per share, and of which 100,000,000 are preferred stock with a par value of $0.00001 per share.  We have 167,304,067 Common Shares issued and outstanding, and 3,000,051 Preferred Shares issued and outstanding as of the date of this filing.

Description of Common Stock

We are authorized to issue 500,000,000 shares of our Common Stock, $0.00001 par value (the "Common Stock"). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

Description of Preferred Stock

We have authorized 100,000,000 shares of Preferred Stock, $0.00001 par value (the "Preferred Stock").

We have designated 1,000,000 shares of Preferred Stock designated as Series A but have no issued or outstanding Preferred Stock of the Company.

We have designated 3,000,051 shares of Preferred Stock designated as Series B and have issued and outstanding Preferred Series B Stock of the Company in the amount of 3,000,051.

Series A Preferred Stock

 The Company designated 1,000,000 shares of Series A Convertible Preferred Stock with a par value of $0.00001 per share.

Initially, there will be no dividends due or payable on the Series A Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation (“Certificate”). Any and all such future terms concerning dividends shall be reflected in an amendment to the Certificate, which the Board shall promptly file or cause to be filed.  All shares of the Series A Preferred Stock shall rank pari passu with the Company’s common stock and the Series A Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to one hundred (100) votes for each share held of record on all matters submitted to a vote of the shareholders. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of their shares of Series A Preferred Stock into one fully paid and nonassessable share of Common Stock.  In the event of a reverse split or a forward split shall occur, then in each instance the Conversion Rate shall be adjusted such that the number of shares issued upon conversion of one share of Series A Convertible Preferred Stock will equal the number of shares of Common Stock that would otherwise be issued but for such Event.

As of May 31, 2021, there were no shares of Series A Preferred outstanding.

 Series B Preferred Stock

 The Company designated 3,000,051 shares of Series B Convertible Preferred Stock with a par value of $0.00001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation (“Certificate”). Any and all such future terms concerning dividends shall be reflected in an amendment to the Certificate, which the Board shall promptly file or cause to be filed.  All shares of the Series B Preferred Stock shall rank pari passu with the Company’s common stock and the Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to one hundred (100) votes for each share held of record on all matters submitted to a vote of the shareholders. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each Series B Preferred Stock has a conversion rate of 100 shares of Common Stock for each Series B Preferred Stock. Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of their shares of Series B Preferred Stock into one hundred fully paid and nonassessable shares of Common Stock.  In the event of a reverse split or a forward split shall occur, then in each instance the Conversion Rate shall be adjusted such that the number of shares issued upon conversion of one share of Series B Convertible Preferred Stock will equal the number of shares of Common Stock that would otherwise be issued but for such Event.

As of July 23, 2021, there were 3,000,051 shares of Series B Preferred issued and outstanding.

Series L Convertible Preferred Stock

Pursuant to the authority conferred by the Court of the State of Nevada, the Custodian appointed by the District Court of Clark County, Nevada, was granted full authority to take such action as is reasonable and prudent for the benefit of the Company, and on June 14, 2018, the Company designated 2,000 shares of Series L Preferred Stock with a par value of $0.00001 per share, having a voting power of 1,000,000 votes per each share of Series L Preferred Stock. on May 19, 2021, the Company entered into a Stock Cancellation Agreement with the G. Reed Petersen Revocable Trust and Jeff Holmes for the cancellation of the 2,000 outstanding Series L Preferred stock owned by the G. Reed Petersen Revocable Trust and Jeff Holmes.

 As of May 19, 2021, the Series L Preferred Stock had been retired to treasury.

As of May 31, 2021, there were 0 shares of Series L Preferred outstanding.

On the 22nd day of June 2021, the Series L Preferred Stock Designation was terminated.

Transfer Agent

Our transfer agent is Pacific Stock Transfer, Co., 6725 Via Austi Pkwy Suite 300, Las Vegas, Nevada 89119 (702) 361-3033 / (702) 433-1979 fax.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Oklahoma General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Oklahoma General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Oklahoma General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Oklahoma General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Oklahoma General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify its directors to the fullest extent authorized under Oklahoma General Corporation Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the period ended May 31, 2021 and appear at the end of this registration statement on pages F-1 though F-11.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCIAL STATEMENTS AND EXHIBITS

(a)	Audited financial statements for the period ended May 31, 2021.
Unaudited financial statements for the period ended May 31, 2021.

(b)	Exhibits

 Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Description
3(i).1	Articles of Incorporation (Oklahoma) – Victoria Lake, Inc. – 5.7.2021	Filed Herewith

3(i).2	Bylaws – 5.7.2021	Filed Herewith

3(i).3	Certificate of Designation – 5.7. 2021 – Series A	Filed Herewith

3(i).5	Agreement and Plan of Merger and Reorganization into Holding Company Structure – 5.7.2021	Filed Herewith

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Victoria Lake, Inc.

Date:	November 29, 2021	By:	/s/ G. Reed Petersen
G. Reed Petersen President, Director, Secretary, and Treasurer

VICTORIA LAKE, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Victoria Lake, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Victoria Lake, Inc. (the Company) as of May 31, 2021, and the related statements of operations, stockholders’ deficit, and cash flows from May 7, 2021 (inception) through May 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the  financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021, and the results of its operations and its cash flows from May 7, 2021 (inception) through May 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no operations which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2021.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

July 28, 2021

VICTORIA LAKE, INC.
Balance Sheet
May 31, 2021

ASSETS

CURRENT ASSETS

Cash	$-

Total Current Assets	-

Other Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable – related party	$2,070

Total Current Liabilities	2,070

STOCKHOLDERS' EQUITY (DEFICIT)

Series A Convertible Preferred stock: 1,000,000 shares authorized,
at $0.00001 par value: no shares issued and outstanding	-
Series B Convertible Preferred stock: 3,000,051 shares authorized, at $0.00001 par value; 3,000,051 shares issued and outstanding	30
Common stock: 500,000,000 shares authorized, at $0.00001 par value, 167,304,067 shares issued and outstanding.	1,673
Additional paid-in capital	-(1,703)
Accumulated deficit	(2,070)

Total Stockholders' Equity (Deficit)	(2,070)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$-

The accompanying notes are an integral part of these financial statements.

VICTORIA LAKE, INC.
Statement of Operations
From Inception on May 7, 2021 through the Year Ended May 31, 2021

REVENUES	-

OPERATING EXPENSES

Professional fees	1,445
General and administrative	625

Total Operating Expenses	2,070

LOSS FROM OPERATIONS	(2,070)

INCOME TAX EXPENSE	-

NET LOSS	$(2,070)

BASIC AND DILUTED LOSS
PER COMMON SHARE	$-

WEIGHTED AVERAGE NUMBER OF
BASIC AND DILUTED COMMON
SHARES OUTSTANDING	167,304,067

The accompanying notes are an integral part of these financial statements.

VICTORIA LAKE, INC.
Statements of Stockholders' Equity (Deficit)
From Inception on May 7, 2021 through the Year Ended May 31, 2021

							Total
					Additional		Stockholders'
	Common Stock		Preferred Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, May 7, 2021 (Inception)	-	$-	-	$-	$-	$-	$-

Stock issued as part of merger	167,304,067	1,673	-	-	(1,703)	-	(30)

Series B Preferred stock issued in exchange for Series L Preferred stock			3,000,051	30	-	-	30

Net loss as of May 31, 2021	-	-	-	-	-	(2,070)	(2,070)

Balance, May 31, 2021	167,304,067	$1,673	3,000,051	$30	$(1,703)	$(2,070)	$ -(2,070)

The accompanying notes are an integral part of these financial statements.

VICTORIA LAKE, INC.
Statement of Cash Flows
From Inception on May 7, 2021 through the Year Ended May 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,070)
Adjustments to reconcile net loss to
net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	2,070

Net Cash Used in Operating Activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net Cash Provided by Financing Activities	-

NET INCREASE (DECREASE) IN CASH	-

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$-

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES

Issuance of Series B Preferred Stock in exchange for Series L Preferred Stock	$30

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

 Reorganization Activities:

Domiciliary Merger: On April 5, 2021, the predecessor issuer, Lake Victoria Mining Company, Inc. of Nevada, completed a domiciliary merger into Redo Development, Inc. of Oklahoma, with the Oklahoma company being the survivor under the name Lake Victoria Mining Company, Inc., pursuant to a concurrent name change.

Holding Company Parent/Subsidiary Formation: On May 7, 2021, Victoria Lake, Inc. an Oklahoma Corporation became the parent/successor issuer pursuant to Section 1081(g) of the Oklahoma General Corporation Act under an executed agreement titled “Agreement and Plan of Reorganization” (“Parent Subsidiary Formation”) which was executed by Lake Victoria Mining Company, Inc. (OK), Victoria Lake, Inc. (OK), and Lake Express, Inc. (OK). Under the terms of the Agreement, Lake Victoria Mining Company, Inc. (OK) merged into Lake Express, Inc. (OK) and Lake Victoria Mining Company, Inc. (OK). ceased to exist, wherein Lake Express, Inc. (OK) became the survivor and successor under Section 1088 of the Oklahoma Act, having acquired all of Lake Victoria Mining Company, Inc.’s (OK) assets, rights financial statements, obligations, and liabilities as the constituent or resulting corporation. Victoria Lake, Inc. (OK) became the parent and the holding company of Lake Express, Inc. (OK) under the Parent Subsidiary Formation which was in compliance with Section 1081(g) of the Oklahoma General Corporation Act.

Upon consummation of the Parent Subsidiary Formation, each issued and outstanding equity of the former Lake Victoria Mining Company, Inc. (OK) was transmuted into and represented the identical equity structure of Lake Victoria Mining Company, Inc. (NV) that existed prior to the domiciliary change and immediately prior to the Reorganization (on a share-for-share basis) having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions. Upon consummation of the Agreement, Victoria Lake, Inc. (OK), was the issuer since the former Lake Victoria Mining Company, Inc. (OK) equity structure was transmuted pursuant to Section 1081(g) as the current issued and outstanding equities of Victoria Lake, Inc. (OK). The subsidiary, Lake Express, Inc. was divested on May 7, 2021 and therefore is no longer consolidated into Victoria Lake, Inc. The shareholders of the Company became the shareholders of Lake Victoria Mining Company, Inc. (NV).

As a result of this reorganization, the resulting reorganized Company name became Victoria Lake, Inc. (“Victoria Lake.”, “Company,”, “we,”, or “us”).

The Company’s new fiscal year ending is May 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Lake Victoria Holdings (through the period ended May 31, 2021).

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies are as follows:

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net revenues and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. The Company's most significant estimates relate to the valuation of its contingent liabilities and the valuation of its common stock.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Income Taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes ("ASC 740"), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the U.S. federal as our "major" tax jurisdictions. However, we have certain tax attribute carryforwards which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

Basic and Diluted Loss Per Share

Basic earnings per share are calculated using the weighted average number of common shares outstanding for the period presented. Diluted earnings per share is computed using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. The dilutive effect of potential common shares is not reflected in diluted earnings per share because the Company incurred a net loss and the effect of including these potential common shares in the net loss per share calculations would be anti-dilutive.

The total potential common shares as of  May 31, 2021 include 300,005,100 shares for convertible Series B preferred stock.

Stock-Based Compensation

The Company accounts for share-based compensation under the provisions of ASC 718, Compensation-Stock Compensation. Under the fair value recognition provisions, stock-based compensation expense is measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measured. Share-based compensation for all stock-based awards to employees and directors is recognized as an expense over the requisite service period, which is generally the vesting period.

The Company accounts for stock compensation arrangements with non-employees in accordance with Accounting Standard Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which requires that such equity instruments are recorded at the value on the grant date.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of accounts payable and accrued expenses. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements ("ASC Topic 820"), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

·	Level 1 - inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

·

Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

·	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement

Recent Accounting Pronouncements

The Company has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on our consolidated financial statements and related disclosures.

Revenue

We have no revenues for the period ended May 31, 2021, or through the date of this filing. We do not anticipate recognizing any revenues in the year ending May 31, 2022. All prior operations were in the now divested subsidiary Lake Express, Inc.

NOTE 3 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At May 31, 2021, the Company had not yet achieved profitable operations, has accumulated losses of $2,070 since its inception, has a working capital deficiency of $2,070 and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however, there is no assurance of additional funding being available or on terms acceptable to the Company.

NOTE 4 - RELATED PARTY TRANSACTIONS

As of May 31, 2021, a related party, G. Reed Petersen, has paid various expenses on behalf of the Company, totaling $2,070.

As the Company’s office space needs are limited at the current time, G. Reed Petersen is currently providing space to the Company at no cost.

NOTE 5 - EQUITY

The total number of shares of stock which the corporation shall have authority to issue is 600,000,000 shares, of which 500,000,000 shares of $.00001 par value shall be designated as Common Stock and 100,000,000 shares of $.00001 shall be designated as Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock and Preferred Stock

The Company has authorized 500,000,000 common shares with a par value of $0.00001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Series A Convertible Preferred Stock

 The Company designated 1,000,000 shares of Series A Convertible Preferred Stock with a par value of $0.00001 per share.

Initially, there will be no dividends due or payable on the Series A Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation (“Certificate”). Any and all such future terms concerning dividends shall be reflected in an amendment to the Certificate, which the Board shall promptly file or cause to be filed.  All shares of the Series A Preferred Stock shall rank pari passu with the Company’s common stock and the Series A Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to one hundred (1,000) votes for each share held of record on all matters submitted to a vote of the shareholders. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series A Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of their shares of Series A Preferred Stock into one fully paid and nonassessable share of Common Stock.  In the event of a reverse split or a forward split shall occur, then in each instance the Conversion Rate shall be adjusted such that the number of shares issued upon conversion of one share of Series A Convertible Preferred Stock will equal the number of shares of Common Stock that would otherwise be issued but for such Event.

As of May 31, 2021, there were 0 shares of Series A Preferred outstanding.

 Series B Convertible Preferred Stock

 The Company designated 3,000,051 shares of Series B Convertible Preferred Stock with a par value of $0.00001 per share.

Initially, there will be no dividends due or payable on the Series B Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation (“Certificate”). Any and all such future terms concerning dividends shall be reflected in an amendment to the Certificate, which the Board shall promptly file or cause to be filed.  All shares of the Series B Preferred Stock shall rank pari passu with the Company’s common stock and the Series B Preferred shall have no liquidation preference over any other class of stock.

Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to one hundred (100) votes for each share held of record on all matters submitted to a vote of the shareholders. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each Series B Preferred Stock has a conversion rate of 100 shares of Common Stock for each Series B Preferred Stock. Each holder of shares of Series B Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of their shares of Series B Preferred Stock into one hundred fully paid and nonassessable shares of Common Stock.  In the event of a reverse split or a forward split shall occur, then in each instance the Conversion Rate shall be adjusted such that the number of shares issued upon conversion of one share of Series B Convertible Preferred Stock will equal the number of shares of Common Stock that would otherwise be issued but for such Event.

As of July 23,2021, there were 3,000,051 shares of Series B Preferred issued and outstanding.

Series L Convertible Preferred Stock

On May 19, 2021, the Company entered into a Stock Cancellation Agreement with the G. Reed Petersen Revocable Trust and Jeff Holmes for the cancellation of the 2,000 outstanding Series L Preferred stock owned by the G. Reed Petersen Revocable Trust and Jeff Holmes.

 As of May 19, 2021, the Series L Preferred Stock had been retired to treasury.

As of May 31, 2021, there were 0 shares of Series L Preferred outstanding.

On the 22nd day of June 2021, the Series L Preferred Stock Designation was terminated.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring from May 31, 2021 through the date these financial statements were issued and noted one event which requires disclosure.

On the 22nd day of July, 2021, the Board of our Company authorized the designation of  Series B Convertible Preferred Stock, which was filed with the Secretary of State of Oklahoma on the 23rd day of July, 2021. Concurrent with that Series B Preferred Stock Designation, the Company entered into an Addendum to the Stock Cancellation Agreement with the G. Reed Petersen Revocable Trust and Jeff Holmes for the cancellation of the 2,000 outstanding Series L Preferred stock owned by the G. Reed Petersen Revocable Trust and Jeff Holmes. That Addendum retroactively terminated the prior consideration of common stock contained in that original Stock Cancellation Agreement and replaced it with the newly designated Series B Convertible Preferred Stock in the amount of 3,000,0051 Series B Preferred Stock, with 1,500,026 Series B Preferred Stock being issued to the G. Reed Petersen Revocable Trust and 1,500,0025 Series B Preferred Stock being issued to Jeff Holmes, representing the equivalent voting control as the prior consideration of common stock would have represented. On the 23rd day of July, 2021, the 3,000,051 shares Series B Preferred Stock was issued to the G. Reed Petersen Revocable Trust and Jeff Holmes, respectively, and retroactively represented the consideration received in the above described Stock Cancellation Agreement dated May 19, 2021. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.